Exhibit 99.1

Analyst Contacts:	Thad Vayda	PRESS RELEASE
+1 713-232-7551

Chris Kettmann
+1 713-232-7420

Media Contacts:	Guy A. Cantwell (U.S.)
+1 713-232-7647

	Edward Westropp (Europe)	FOR RELEASE: August 15, 2011
+44 (0)20 7269 7230

TRANSOCEAN ANNOUNCES AN ALL CASH VOLUNTARY OFFER TO

ACQUIRE 100 PERCENT OF AKER DRILLING FOR NOK 26.50 PER SHARE

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Aker Capital AS, a subsidiary of Aker ASA, and other existing shareholders of Aker Drilling representing 60.5 percent of the outstanding shares, have given their irrevocable commitment to sell their shares to Transocean

•	Aker Drilling’s Board of Directors has unanimously recommended that its shareholders accept the Offer

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The Offer price of NOK 26.50 per share represents a 62 percent premium to Aker Drilling’s 30-day average price of NOK 16.39 per share. The transaction will be funded using existing cash balances and debt facilities

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Further strengthening Transocean’s industry leadership position, Aker Drilling’s sixth-generation ultra-deepwater, dual-activity fleet comprises two harsh environment, semisubmersible drilling rigs on long-term contracts in Norway and two drillships under construction in Korea

•	In addition to contributing approximately $1 billion in backlog, the transaction is expected to be immediately accretive to Transocean’s earnings

ZUG, SWITZERLAND — Transocean Services AS (“Transocean” or the “Company”), a wholly owned subsidiary of Transocean Ltd. (NYSE: RIG) (SIX: RIGN), today announced an all cash voluntary offer (the “Offer”) for 100 percent of the shares of Aker Drilling ASA (“Aker Drilling”) for NOK 26.50 per share. The Board of Directors of Aker Drilling has unanimously recommended that its shareholders accept the Offer.

On August 14, 2011, Transocean entered into an irrevocable agreement with Aker Capital AS to acquire 41 percent of the outstanding shares of Aker Drilling through (a) the purchase of 14,959,740 shares by an affiliate of Transocean, representing 4.99 percent of the outstanding shares, and (b) a pre-commitment agreement for the remaining 107,873,858 shares, representing 36.1 percent of the outstanding shares, to be purchased by Transocean pursuant to the Offer. In addition, Transocean has received irrevocable pre-commitments of 19.5 percent of the outstanding shares of Aker Drilling from other shareholders, including funds managed by TPG-Axon Capital, bringing the total irrevocable commitments to 60.5 percent of the Aker Drilling outstanding shares.

The Offer price indicates an equity market capitalization of approximately NOK 7.93 billion, or $1.43 billion, assuming an exchange rate of NOK 5.53 to USD 1.00, which represents a 62 percent premium to Aker Drilling’s 30-day average price of NOK 16.39 per share. Additionally, Aker Drilling has net debt of $0.80 billion.

Aker Drilling operates two harsh environment, ultra-deepwater, sixth-generation semi-submersible rigs currently on long-term contract to Statoil and Det Norske in Norway. In 2013, Aker Drilling is expected to take delivery of two sixth-generation drillships currently under construction at the DSME shipyard in Korea. The payment obligation when the drillships are delivered is $0.90 billion.

Aker Drilling will contribute approximately $1.05 billion in firm contract backlog. The transaction is also expected to be immediately accretive to Transocean’s earnings.

Steven Newman, President and Chief Executive Officer of Transocean Ltd., said, “Aker Drilling is an excellent strategic fit for Transocean. It allows us to enhance our position in Norway where we have enjoyed a long-term presence and excellent customer relationships. Aker Drilling’s high-quality people and state-of-the-art offshore drilling fleet will ensure that we continue to deliver outstanding service to our customers. This transaction also demonstrates our commitment to enhancing shareholder value by continuing to invest in high-specification assets to drive long-term growth.”

Timing and Conditions

The complete details of the Offer, including all terms and conditions, will be contained in an offer document to be sent to Aker Drilling shareholders subject to the review and approval by the Oslo Stock Exchange pursuant to Chapter 6 of the Norwegian Securities Trading Act.

If approved, the Offer document is expected to be sent to Aker Drilling shareholders the week of August 21, 2011. The initial duration of the Offer period will be 20 U.S. business days. In the event the conditions of the Offer are not satisfied or waived by Transocean, the Offer will expire.

The Offer will not be made in any jurisdiction in which it would not be in compliance with the laws of such jurisdiction. This notification does not in itself constitute an offer. The Offer will only be made on the basis of the Offer document and can only be accepted pursuant to the terms of that document.

The Offer will be conditional upon Transocean receiving acceptances for a minimum of two-thirds of the voting shares of Aker Drilling, and the Aker Drilling Board recommendation not being withdrawn or amended. Both of these conditions are waivable by Transocean. The Offer is not subject to any financing conditions.

Morgan Stanley and Fearnley Fonds / Fearnley Offshore are acting as financial advisors to Transocean Services and Wikborg Rein is acting as legal advisor to Transocean Services.

Conference Call Information

Transocean will conduct a teleconference call to discuss the transaction at 10:00 a.m. EDT, 4:00 p.m. CEST, on August 15, 2011. To participate, dial +1 913-312-0676 and refer to confirmation code 7700394 approximately five to 10 minutes prior to the scheduled start time of the call.

In addition, the conference call will be simultaneously broadcast over the Internet in a listen-only mode and can be accessed by logging onto Transocean’s website at www.deepwater.com and selecting “Investor Relations.” The conference call may also be accessed via the Internet at www.CompanyBoardroom.com by typing in Transocean’s New York Stock Exchange trading symbol, “RIG.”

A telephonic replay of the conference call should be available after 1:00 p.m. EDT, 7:00 p.m. CEST, on August 15, 2011, and can be accessed by dialing +1 719-457-0820 and referring to the confirmation code 7700394. Also, a replay will be available through the Internet and can be accessed by visiting either of the above-referenced internet addresses. Both replay options will be available for approximately 30 days.

About Transocean

Transocean is the world’s largest offshore drilling contractor and the leading provider of drilling management services worldwide. With a fleet of 134 mobile offshore drilling units as well as four High-Specification Jackups under construction, Transocean’s fleet is considered one of the most modern and versatile in the world due to its emphasis on technically demanding segments of the offshore drilling business. Transocean owns or operates a contract drilling fleet of 48 High-Specification Floaters (Ultra-Deepwater, Deepwater and Harsh-Environment semisubmersibles and drillships), 25 Midwater Floaters, nine High-Specification Jackups, 51 Standard Jackups and one swamp barge.

About Aker Drilling

Aker Drilling is a fully integrated offshore drilling contractor, owning and operating two of the world’s largest, most advanced sixth-generation semisubmersible drilling units. In addition, the company has two ultra-deepwater drillships under construction at Daewoo Shipbuilding & Marine Engineering Co. Ltd. (DSME) shipyard in South Korea.

Forward-Looking Statements

Statements regarding the voluntary offer, as well as any other statements that are not historical facts, may be forward-looking statements that involve certain risks, uncertainties and assumptions. These forward-looking statements include, but are not limited to, statements related to the anticipated consummation of the proposed voluntary offering, the time frame in which it is expected to occur, the expected benefits of the proposed acquisition and the future financial performance of the assets after the proposed transaction. All forward-looking statements included in this press release are based on information available to Transocean as of the date of this press release and current expectations, forecasts and assumptions. Forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those anticipated. These risks and uncertainties include the risk that the voluntary offer may not close, including the risk that the requisite number of Aker Drilling shares may not be tendered; difficulties that may be encountered in integrating the combined businesses and realizing the potential synergies of the proposed combination; risks associated with newbuilds; and the other risks and uncertainties faced by each company, in the case of Transocean, as reported in its most recent Form 10-K, Forms 10-Q and other filings with the U.S. Securities and Exchange Commission. No forward-looking statements in this press release should be relied upon as representing Transocean’s views or expectations as of any subsequent date and Transocean does not undertake any obligation to revise or update any such forward-looking statement to reflect events or circumstances that may arise after the statement was made.

Additional Information

The description contained herein is neither an offer to purchase nor a solicitation of an offer to sell shares of Aker Drilling. Transocean plans to publish and distribute an Offer document setting forth the terms of the Offer to Aker Drilling shareholders as soon as practicable. The Offer document will contain important information about Aker Drilling, the transaction and related matters. Investors and Aker Drilling shareholders are urged to read the Offer document carefully when it becomes available. Investors will be able to obtain free copies of the Offer document by contacting Fearnley Fonds ASA, the receiving agent for the contemplated Offer, at 47-22936000 or by mail at Fearnley Fonds ASA, Grev Wedels plass 9, P.O. Box 1158 Sentrum, N-0107. The Offer will not be made in any jurisdiction in which the making of the offer would not be in compliance with the laws of such jurisdiction.

Additional information about Transocean Ltd.can be found at www.deepwater.com.

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